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                                  PRESS RELEASE


                                   EXHIBIT 99









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[REPUBLIC LOGO]

Engineered Steels                                            NEWS RELEASE
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                                                                 EXH. 99

FOR IMMEDIATE RELEASE
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INVESTOR RELATIONS CONTACT:         MEDIA CONTACT:
John George                         Marian Carpenter
Treasurer                           Director, Corporation Communications
(330) 837-6491                      (330) 837-6302
                                    e-mail:Marianc@imperium.net



                    REPUBLIC COMMENTS ON INDUSTRY CONDITIONS
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MASSILLON, Ohio -- September 30, 1996 -- Republic Engineered Steels, Inc.
(Nasdaq-NNM: REPS) today indicated that certain recent analysts' projections for the September 30 quarter appear not to have taken into account the continued difficult current environment for steel producing companies. While Republic as a general rule does not comment on analysts' projections, it was concerned that the analysts' projections did not reflect the magnitude of price reductions in the industry. The Company noted that imports of stainless steel, one of the Company's higher-priced value added product lines, have increased significantly and that, while the Company's total net tons shipped for the quarter appears to be within estimates, the mix for the current quarter appears to have consisted of increased sales of semi-finished steels rather than higher margin, value added finished steels.
         Republic Engineered Steels, Inc. is the leading domestic producer of carbon and alloy high quality engineered bar, stainless, tool steels and remelted specialty steels designed to meet the world's most demanding applications. Headquartered in Massillon, Ohio, Republic has 10 plants located in Ohio, Pennsylvania, Connecticut, Maryland, Indiana and Illinois.


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